UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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MobileIron, Inc.
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The following communication was made available by MobileIron, Inc. on Twitter and LinkedIn:

Post: The biggest concern of CISOs today are breaches started on mobile devices. Best defense? #ZeroTrust! @Forbes highlights how the strengths of @MobileIron, @GoIvanti, and @pulsesecure can help secure the #EverywhereEnterprise. https://okt.to/AcNj4Q (https://okt.to/ENLjbI)

WHY YOUR PHONE IS THE CENTER OF ZERO TRUST SECURITY

Louis Columbus

•                  72% of organizations plan to assess or implement Zero Trust capabilities in some capacity in 2020 according to Pulse Secures’ 2020 Zero Trust Progress Report.

•                  39% of organizations admitted to suffering a security compromise involving a mobile device this year, up from 33% in the latest Verizon Mobile Security Index Report.

•                  220% increase in time spent in business apps in the first half of 2020 compared to 2019 according to App Annie’s State of Mobile 2020 Report reflects how phones are the new platform of choice.

•                  Cloud Security is the smallest, fastest-growing cybersecurity market segment with market size of $439M last year, projected to grow 33% this year according to Gartner.

Every business is relying on their employees to get work done and drive revenue using the most pervasive, yet porous device they have. Phones are the fastest growing threat surface and the platform of choice for many of the 42% of the U.S. labor force is working from home full-time according to a recent Sanford University study. Ericcson’s Consumer & IndustryLab recently looked at how the pandemic is affecting mobile device and app usage and shared it in the report, Keeping Consumers Connected, identifying the fast growth zone of mobile applications shown below:

Closing Your Phone’s Zero Trust Gap

Let’s face it, the majority of phones employees rely on today to do their jobs aren’t protected from advanced breach, malware, QR code or phishing attempts. CIOs and CISOs tell me their biggest concern are breaches that start on mobile devices and go undetected for months because privileged credentials were compromised. The best defense is to close the zero trust gaps on phones now.

While I haven’t spoken with the executives who put the Ivanti, MobileIron or Pulse Secure deal together, I’m certain they see an opportunity in helping to close the zero trust gap on phones. Ivanti making two acquisitions at the same time speaks to how urgent this problem is for its existing customer base. Combining MobileIron’s and Pulse Secure’s unique strengths is what’s needed to provide and end-to-end enterprise platform that can close the growing zero trust gap every business is facing today.

By acquiring MobileIron and Pulse Secure at the same time, Ivanti illustrates how an M&A strategy can be effective in closing the widening zero trust gap across millions of phones today:

•                  Acquiring MobileIron closes the Unified Endpoint Management (UEM), Mobile Device Management (MDM) and Zero Trust Security gaps Ivanti has in its product line. Ivanti’s new senior management team took over in Q1 of this year and made it clear UEM was one of their top priorities for this year. They have also had limited MDM functionality, which has kept them out mobile-only deals. Acquiring MobileIron and Pulse Secure achieves one of their two strategy goals for the year and will most likely lead to more UEM and MDM-driven deals.

•                  Ivanti’s reset to a direct sales model versus its heavy reliance on channel selling needs enterprise-grade MDM, UEM and VPN products to have a true Zero Trust enterprise suite to sell.  Ivanti is best known for selling into mid-tier enterprises while MobileIron is successfully selling into large-scale enterprise accounts, often leading with MDM and UEM. Ivanti has the opportunity to bring Service Manager, their flagship IT Service Management (ITSM) suite of products, into enterprises now.

•                  Extending Ivanti’s Netron platform functional footprint deep into mobility and across auto-configuring VPNs via Pulse Secure will further strengthen its self-healing product strategy. Expect to see Ivanti make full use of MobileIron’s MDM and UEM capability to build in greater endpoint self-healing combined with real-time intelligence.  Ivanti Nuerons supports Natural Language Processing (NLP) and intelligent recommendations, two key AI-based technologies Ivanti will rely on to gain new insights from MobileIron and Pulse Secure data.

•                  Ivanti needs to absorb these two acquisitions quickly and consolidate its product portfolio with the goal of delivering a state-of-the-art Zero Trust platform that closes the phone gap. Now is a perfect time for Ivanti to consider consolidating its product portfolio around the goal of providing an industry-leading Zero Trust platform for all devices, complete with ITSM visibility corporate-wide. Ivanti needs to use these two acquisitions to solidify its endpoint management strategy and create a compelling business case for enterprises to embrace their end-to-end Zero Trust vision.

Conclusion

Ivanti needs to capitalize on these two acquisitions and close the widening Zero Trust Security gap evident across unsecured phones and mobile devices today. Simon Biddiscombe, President and Chief Executive Officer recently wrote on the company’s blog, “by acquiring MobileIron and Pulse Secure, Ivanti is delivering on its vision to enable the self-healing autonomous edge with adaptive security and contextualized, personalized experiences for remote workers, on any device they use. Together, we are committed to helping our customers adjust to the new normal and prepare for the future of work by seamlessly securing their digital workplaces, all while enhancing employee productivity”. Simon’s blog post is available here.

How to Find Further Information

This communication does not constitute a solicitation of any vote or approval in connection with the proposed acquisition of MobileIron, Inc. (“MobileIron”) by Ivanti, Inc. (the “Merger”).  In connection with the proposed Merger, MobileIron will file a proxy statement with the Securities and Exchange Commission (“SEC”), which MobileIron will furnish with any other relevant documents to its stockholders in connection with the Special Meeting of the Stockholders to vote on the Merger.  BEFORE MAKING ANY VOTING DECISION, WE URGE STOCKHOLDERS TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MOBILEIRON AND THE PROPOSED MERGER.  The proposals for the merger will be made solely through the proxy statement.  In addition, a copy of the proxy statement (when it becomes available) may be obtained free of charge from Investor Relations Department at MobileIron, Inc., 490 East Middlefield Road, Mountain View, CA 94043.  Security holders also will be able to obtain, free of charge, copies of the proxy statement and any other documents filed by MobileIron with the SEC in connection with the proposed Merger at the SEC’s website at http://www.sec.gov, and at the companies’ website at www.mobileiron.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations, estimates and projections about, among others, the industry, markets in which the Company operates, and the transactions described in this Current Report on Form 8-K. While the Company’s management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond the control of the Company’s management. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the Merger Agreement; (3) the inability to complete the Merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the Merger; (4) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; (5) the impact, if any, of the announcement or pendency of the Merger on the Company’s relationships with customers; (6) the amount of the costs, fees, expenses and charges related to the Merger and the actual terms of certain financings that will be obtained for the Merger; and (7) other risks that are set forth under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020. All forward-looking statements speak only as of the date of this Current Report on Form 8-K or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this Current Report on Form 8-K.

Participants in the Solicitation

The directors and officers of MobileIron may be deemed to be participants in the solicitation of proxies in connection with the approval of the proposed transaction.  Information regarding MobileIron’s directors and officers and their respective interests in MobileIron by security holdings or otherwise is available in its most recent Annual Report on Form 10-K filed with the SEC and its most recent definitive Proxy Statement on Schedule 14A filed with the SEC.  Additional information regarding the interests of such potential participants is or will be included in the proxy statement and other relevant materials to be filed with the SEC, when they become available, including in connection with the solicitation of proxies to approve the proposed Merger.